CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
Certified Public Accountants
Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com

Todd D. Chisholm
Nephi J. Bierwolf
Troy F. Nilson
Douglas W. Morrill

February 15, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of SpectrumDNA, Inc. for the event that occurred on February 9, 2011, and we agree with the statements concerning our firm contained therein.

Sincerely,

Chisholm, Bierwolf, Nilson + Morrill

Chisholm, Bierwolf, Nilson & Morrill